CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of each of our reports each dated January 25, 2019, relating to the financial statements and financial highlights, which appear in Global X MLP ETF, Global X MLP & Energy Infrastructure ETF, Global X SuperDividend® Alternatives ETF, Global X U.S. Preferred ETF, Global X S&P 500® Quality Dividend ETF, Global X Target Income™ 5 ETF, Global X TargetIncome™ Plus 2 ETF, Global X Adaptive U.S. Factor ETF, Global X FinTech ETF, Global X Future Analytics Tech ETF, Global X Internet of Things ETF, Global X Robotics & Artificial Intelligence ETF, Global X Autonomous & Electric Vehicles ETF, Global X Health & Wellness Thematic ETF, Global X Longevity Thematic ETF, Global X Millennials Thematic ETF, Global X U.S. Infrastructure Development ETF, Global X Conscious Companies ETF, and Global X Founder-Run Companies ETF Annual Reports on Form N-CSR for the year ended November 30, 2018. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm", "Financial Statements", "Financial Highlights" and “Other Service Providers” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 25, 2019

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